                                                             EXHIBIT 11.2
                                      SUBLEASE

THIS SUBLEASE (the "Sublease") is dated for reference purposes as of September 16th, 1998, and is made by and between LAM RESEARCH CORPORATION, a Delaware corporation ("Sublessor"), and ULTRATECH STEPPER, INC., a Delaware corporation ("Sublessee"). Sublessor and Sublessee hereby agree as follows:

       1. RECITALS: This Sublease is made with reference to the fact that Judith A. Spinelli, of Cambridge, Middlesex County, Massachusetts, a proprietorship, as landlord ("Master Lessor"), and Sublessor, as tenant, entered into that certain undated Lease, commencing as of September 1, 1996 (the "Master Lease"), with respect to, among other things, that certain premises consisting of approximately 65,240 square feet of space comprising approximately fifty-nine percent (59%) of the rentable area of the building located at 16 Jonspin Road, Wilmington, Massachusetts (the "Building,"). A copy of the Master Lease is attached hereto as EXHIBIT A and incorporated by reference herein. The Master Lease also includes as part of the premises thereunder approximately 19,117 square feet of rentable area in a building located at 65 (but sometimes referred to as "53") Jonspin Road, Wilmington, Massachusetts ("65 Jonspin Premises") which is not subject to this Sublease.

       2. PREMISES: Sublessor hereby leases to Sublessee, and Sublessee hereby leases from Sublessor, the portion of the premises under the Master Lease which is referred to therein as 16 Jonspin Road, including, but not limited to, the Building and the Sublessor's rights under the Master Lease to the nonexclusive use of the common areas (hereinafter the "Subleased Premises"). Sublessee's lease of the Subleased Premises, together with the appurtenant right to use the common areas, is expressly conditioned upon and subject to the continuing compliance by Sublessee with (i) all of the terms and conditions of this Sublease, (ii) all of the terms and conditions of the Master Lease, except for the payment of Rent thereunder, which are assumed by Sublessee hereunder, (iii) all rules and regulations reasonably established by the Master Lessor pursuant to the Master Lease, and (iv) all laws and private restrictions, easements and other matters of public record affecting the Subleased Premises. The Subleased Premises do not include the 65 Jonspin Premises or any of Sublessor's appurtenant rights thereto.

       3.     TERMS:

              3.1 TERM. The term (the "Term") of this Sublease shall be for a period commencing on the "Commencement Date", as hereafter defined, and ending on August 31, 2001 (the "Expiration Date"), except to the extent that this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms. For purposes of this Sublease, the Commencement Date shall be the date on which Sublessor has (i) vacated the Subleased Premises and tendered possession thereof to Sublessee sanitized and decontaminated from any chemicals or other contaminants and broom clean as required by Section 25 of the Master Lease, and (ii) delivered to Sublessee an environmental closure report, and (iii) obtained the written consent of the Master Lessor to this Sublease.

              3.2 NO OPTION TO EXTEND. The parties hereby acknowledge that the expiration date of the Master Lease is August 31, 2001, and that Sublessee has no option to extend the Term of this Sublease. Upon Sublessee's acceptance of the Subleased Premises and payment of the First Month's Rent, Sublessor agrees to enter into an amendment of the Master Lease with the Master Lessor deleting Sublessor's option to extend the Term of the Master Lease in order to enable Master Lessor and Sublessee to enter into a direct lease of the Subleased Premises which will commence upon the termination of this Sublease.

              3.3 EARLY POSSESSION. If Sublessor permits Sublessee to occupy the Subleased Premises prior to the Commencement Date, such occupancy
(i) shall be subject to all of the provisions of this Sublease, except the obligation to pay Rent and (ii) shall not advance the Expiration Date of this Sublease.

              3.4 HOLDOVER. The parties hereby acknowledge that the expiration date of the Master Lease is August 31, 2001, and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with Section 17 hereof. In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with Section 17 hereof, Sublessee shall, and hereby agrees to, indemnify, defend (with counsel reasonably acceptable to Sublessor) and hold harmless Sublessor from and against any and all claims, costs, losses, damages and liabilities ("Claims") resulting from Sublessee's delay in surrendering the Subleased

Premises and Sublessee shall pay Sublessor holdover (i) Base Monthly Rent equal to one hundred fifty percent (150%) of the Base Monthly Rent (as such term is defined in Subsection 4.1 hereinbelow) payable under this Sublease during the last month of the Term, and (ii) Additional Rent (as such term is defined in Section 4.2 hereinbelow).

        4.    RENT:

              4.1 BASE MONTHLY RENT. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the amount of Thirty-nine Thousand Four Hundred Fifteen and 83/100ths Dollars ($39,415.83) per month ("Base Monthly Rent"). Base Monthly Rent shall be paid to Sublessor on or before the first (1st) day of each month of the Term. Base Monthly Rent and Additional Rent (as defined in Subsection 4.2 below) for any period during the Term hereof which is for less than one month of the Term shall be a pro rata portion of the monthly installment based on a 30-day month. Base Monthly Rent and Additional Rent shall be payable without notice or demand (except as otherwise provided herein) and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Monthly Rent and Additional Rent shall be paid directly to Sublessor at Lam Research Corporation, Accounts Receivable Department, 4650 Cushing Parkway, Fremont, California 94538, or such other address as may be designated in writing by Sublessor.

              4.2 ADDITIONAL RENT. In addition to Base Monthly Rent, Sublessee shall pay to Sublessor all amounts payable with respect to the Subleased Premises by Sublessor to Master Lessor under the Master Lease (other than Base Monthly Rent), including, but not limited to, all amounts payable to Master Lessor as "Additional Rent" (as set forth in Section 4 of the Master Lease). All monies other than Base Monthly Rent required to be paid by Sublessee under this Sublease, including, without limitation, any amounts payable by Sublessor to the Master Lessor as "Additional Rent" shall be deemed additional rent ("Additional Rent") for purposes of this Sublease and shall be paid to Sublessor within ten (10) days of receipt from Sublessor of written notice and copy of the Master Lessor's statement for each item of Additional Rent. Base Monthly Rent and Additional Rent are collectively referred to herein as "Rent". Upon receipt from the Master Lessor of a reconciliation of Additional Rent payable for the current lease year (pursuant to Section 4(IV) of the Master Lease), Sublessor and Sublessee shall prorate between them any credit and allocate any underpayment due on the basis of the number of months of the Sublease Term which are included in the applicable lease year. Within eight (8) days of receipt of the Master Lessor's billing for any underpayment, Sublessee shall pay Sublessee's share of such underpayment to Sublessor as hereinabove provided. Notwithstanding anything in this Subsection 4.2 to the contrary, Sublessee shall not be liable hereunder for the payment of any amounts payable by Sublessor to Master Lessor under the Master Lease as a result of Sublessor's default under the Master Lease unless Sublessor's default was directly or indirectly caused in whole or in part by Sublessee's failure to perform in a timely manner any of Sublessee's duties or obligations under this Sublease.

              4.3 PAYMENT OF FIRST MONTH'S RENT. Upon execution of this Sublease, Sublessee shall pay to Sublessor ("First Month's Rent") the sum of Thirty-nine Thousand Four Hundred Fifteen and 83/100ths Dollars ($39,415.83), which shall constitute Base Monthly Rent for the first full calendar month of the Term for which Rent is due as hereafter provided. No Rent shall be due or payable for the first thirty (30) calendar days of the Term commencing on the Commencement Date. On or before the thirty-first (31st) day of the Term (unless the Commencement Date is on the first day of a calendar month) Sublessee shall pay to Sublessor pro-rata Rent for the remaining calendar days of the month in which the thirty-first (31st) day of the Term falls and First Month's Rent shall be applied to the next succeeding calendar month.

5.     (Intentionally Omitted)

       6.     REPAIRS:

              6.1 AS IS. The parties acknowledge and agree that, except as provided in Subsection 6.2 hereof, Sublessee is subleasing the Subleased Premises on an "AS IS" basis, and acknowledge and agree that, except as provided in Section 26 hereof Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises as of the Commencement Date, or with respect to the Building's compliance or non-compliance with applicable laws, ordinances, codes, rules, orders, directions and regulations of lawful governmental authorities, including, without limitation, the Americans with Disabilities Act of 1990. Except as set forth in Subsection 6.2 below, Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law, regulation, building code or ordinance (including the Americans with Disabilities Act of 1990). If Master Lessor shall fail to perform any of its obligations in accordance with the terms of the Master Lease (including, without limitation, its obligations to make repairs), Sublessor, upon receipt of written notice from Sublessee, shall attempt to enforce such obligations of Master Lessor under the Master Lease(without requiring Sublessor to spend more than a nominal sum, which nominal sum shall be limited to all costs associated with the preparation of and transmittal to Master Lessor of documentation from Sublessor or Sublessor's attorneys detailing the obligations to be performed by Master Lessor under the Master Lease). If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Master Lessor with respect to the Subleased Premises ("Action"), Sublessee shall have the right to take such Action in its own name. If any Action against Subleased Premises in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee may take such Action in Sublessor's name; provided that Sublessee has obtained the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed; and provided, further, that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all claims, demands, actions, suits, proceedings, libilities, obligations, losses, damages, judgements, costs and expenses (including, without limitation, reasonable attorneys' fees) which Sublessor may incur or suffer by reason of such Action. If a default by Subleased Premises under the terms of the Master Lease shall result in the excuse of Sublessor from the performance of any of its obligations to be performed under the Master Lease or result in any reduction or abatement in the base rent or additional rent to be paid by Sublessor thereunder, then Sublessee shall be excused from the performance of a corresponding obligation and/or shall be entitled to a corresponding reduction in or abatement of the Rent to be paid by Sublessee hereunder.

              6.2. SUBLESSOR'S OBLIGATIONS. Sublessor shall, at its sole cost and expense, perform the following repairs only to the Building and its systems:

                     6.2.1. On the Commencement Date, all existing plumbing, lighting, heating, ventilating and air conditioning systems and sprinkler systems, parking areas, and the building exterior within the Subleased Premises shall be in good working order. Provided that Sublessee has given Sublessor written notice within thirty (30) days after the Commencement Date of any such item which was not in good working order on the Commencement Date, Sublessor shall, at its sole cost and expense, place such item in good working order.


7.       INDEMNITY:

              7.1. SUBLESSEE'S OBLIGATION. Except as provided in Section 14 hereof and except to the extent caused by the gross negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend (with counsel reasonably acceptable to Sublessor), protect and hold Sublessor harmless from and against any and all Claims (including reasonable attorneys' and professionals' fees), caused by or arising in connection with: (i) the use or occupancy of the Subleased Premises by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee's obligations under this Sublease or the provisions of the Master Lease assumed by Sublessee hereunder. Sublessee's indemnification of Sublessor shall survive termination of this Sublease.

              7.2. SUBLESSOR'S OBLIGATION. Except as provided in Section 14 hereof and except to the extent caused by the negligence or willful misconduct of Sublessee, its agents, employees, contractors or invitees, or a breach of Sublessee's obligations under this Sublease, Sublessor shall indemnify, defend (with counsel reasonably acceptable to Sublessee), protect and hold Sublessee harmless from and against any and all reasonable Claims (including reasonable attorneys' and professionals' fees), caused by or arising in connection with: (i) a breach of Sublessor's obligations under this Sublease; (ii) a breach of Sublessor's obligations as tenant under the Master Lease; or (iii) the gross negligence or willful misconduct of Sublessor or its agents, employees, contractors or invitees occurring on or about the Subleased Premises. Sublessor's indemnification of Sublessee shall survive termination of this Sublease.

       8.     RIGHT TO CURE DEFAULTS:

              8.1. SUBLESSOR'S RIGHTS. If Sublessee fails to pay any sum of money to Sublessor, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the rate stated in Section 18 of the Master Lease ("Interest Rate"), from the date of the expenditure until repaid.

              8.2. SUBLESSEE'S RIGHTS. Provided that Sublessee is not in default of any of its obligations under this Sublease, if Sublessor fails to perform any act on its part to be performed by Sublessor under the Master Lease, then Sublessee may, but shall not be obligated to, after thirty (30) days from the date of Sublessee's written notice to Sublessor and Master Lessor identifying the failure, and after the passage of any notice and cure periods, perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be payable promptly by Sublessor to Sublessee, together with interest thereon at the Master Lease Interest Rate, from the date of the expenditure until repaid.

       9. ASSIGNMENT AND SUBLETTING: Subject to the terms and conditions of Article 10 of the Master Lease, Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, "Transfer"), without the prior written consent of Sublessor (which shall not be unreasonably withheld, conditioned or delayed and Master Lessor. A consent to one Transfer shah not be deemed to be a consent to any subsequent Transfer. Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease. Sublessor's and Master Lessor's waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing, and Sublessee shall not be relieved from any of its obligations under this Sublease unless the consent expressly so provides.

       10.    USE:

              10. 1. PERMITTED USE. Subject to the provisions of Article 3 of the Master Lease, Sublessee shall use the Subleased Premises only for office, light industrial, light manufacturing or light assembly purposes, or for any other lawful purpose related to the business operations of Sublessee. Sublessee shall not use the Subleased Premises in any manner which would constitute a violation of the Master Lease.

              10.2. HAZARDOUS MATERIALS. Except as permitted by the Master Lease and applicable law, Sublessee shall not use, store, transport or dispose of any Hazardous Materials in or about the Subleased Premises. Without limiting the generality of the foregoing, Sublessee, at its sole cost, shall comply with all laws and all provisions of the Master Lease relating to Hazardous Materials. If Hazardous Materials are discovered at or about the Subleased Premises, and such Hazardous Materials were used, stored, transported or disposed of by Sublessee, then Sublessee, at its sole expense, shall promptly take all action necessary to return the Subleased Premises to the condition existing prior to the appearance of the Hazardous Material. Sublessee shall indemnify, defend (with counsel reasonably acceptable to Sublessor), and Master Lessor and hold Sublessor and Master Lessor harmless from and against all Claims, investigations, detoxifications, remediations, removals, and expenses of every type and nature (including reasonable attorneys' and other professionals' fees), to the extent caused by the use, storage, transportation, release, disposal, discharge or emission of Hazardous Materials at or about the Subleased Premises during the Term of this Sublease by Sublessee or its agents, contractors, invitees or employees. For purposes of this Sublease, "Hazardous Materials" shall have the same meaning as is given that term in the Master Lease.

              10.3. NO INJURY TO PREMISES; REGULATIONS. Sublessee shall not do or permit anything to be done in or about the Subleased Premises which would (i) damage the Subleased Premises, or (ii) unreasonably vibrate or shake, or overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein. Sublessee shall not store any materials, supplies, finished or unfinished products, or articles of any nature outside of the Subleased Premises. For purposes of this Sublease and the

Master Lease, Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by either Sublessor or Master Lessor.

       11. EFFECT OF CONVEYANCE: As used in this Sublease, the term "Sublessor" means the holder of the tenant's interest under the Master Lease. In the event of any assignment, transfer or termination of the Sublessor's interest under the Master Lease, which is consented to in writing by Master Lessor, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder accruing after the effective date of such transfer (except for its indemnification obligation pursuant to Subsection 7.2 hereof), and it shall be deemed and construed, without further agreement between the parties, that (i) in the event of any assignment or transfer, the assignee or transferee, as applicable, has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder, or (ii) in the event of a termination, this Sublease shall also be terminated. Sublessor shall transfer and deliver any Security Deposit of Sublessee to the assignee or transferee of the tenant's interest under the Master Lease, and only thereupon shall Sublessor be discharged from any further liability with respect thereto.

       12. DELIVERY AND ACCEPTANCE: If Sublessor is unable to deliver possession of the Subleased Premises to Sublessee on or before the Commencement Date for any reason whatsoever, then this Sublease shall neither be void nor voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, Rent, if otherwise then payable hereunder, shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee. By taking possession of the Subleased Premises, Sublessee shall conclusively be deemed to have accepted the Subleased Premises in its "as is", then-existing condition, without any warranty whatsoever of Sublessor with respect thereto, except as otherwise set forth in Sections 6.18 and 26 hereof.

       13. IMPROVEMENTS: No alteration or improvements shall be made to the Subleased Premises except in accordance with the Master Lease, and with the prior written consent, when required by the Master Lease, of both Master Lessor and Sublessor. Sublessor shall not unreasonably withhold Sublessor's consent to any alteration or improvement which has been consented to in writing by Master Lessor.

       14. RELEASE: Sublessor and Sublessee hereby release each other from any injury to persons, damage to property or loss of any kind which is caused by or results from any risk insured against under any valid insurance policy carried by either party which contains a waiver of subrogation by the insurer; provided, however, that the liability shall be released only to the extent that the damages are covered by such insurance, and only if the insurance permits a partial release. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under the policy. Each party shall use its best efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery against the other party and its agents and employees in connection with any damage or injury covered by the policy, and each party shall notify the other party if it is unable to obtain a waiver of subrogation. Except to the extent of the gross negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessor shall not be liable to Sublessee, nor shall Sublessee be entitled to terminate this Sublease or to abate Rent for any reason, including, without limitation: (i) failure or interruption of any utility system or service; (ii) failure of Master Lessor to maintain the Subleased Premises as may be required under the Master Lease; or (iii) penetration of water into or onto any portion of the Subleased Premises. The obligations of Sublessor shall not constitute the personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of the Sublessor.

       15. DEFAULT: Sublessee shall be in material default of its obligations under this Sublease ("Event of Default") if any of the following events occur:

              15.1. Sublessee fails to pay any Rent when due, when such failure continues for three (3) business days after Sublessee's receipt or refusal of written notice from Sublessor to Sublessee that any such sum is due; or

              15.2. Sublessee fails to perform any term, covenant or condition of this Sublease (except those requiring payment of Rent) and fails to cure such breach within seven (7) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than seven (7) days reasonably are required to remedy the failure, then Sublessee shall not be in default if Sublessee commences the cure within the seven (7) day period and thereafter diligently prosecutes the cure to completion; or

              15.3. Sublessee makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to, a substantial part of Sublessee's property or any property essential to the conduct of its business; or

              15.4. Sublessee vacates the Subleased Premises; or

              15.5. A petition is filed by or against Sublessee under the bankruptcy laws of the United States or any other debtors' relief law or statute, unless such petition is dismissed within sixty (60) days after filing; or

              15.6. A court directs the winding up or liquidation of Sublessee; or

              15.7. A substantial part of Sublessee's property or any property essential to the conduct of its business is attached or executed upon and not released from the attachment or execution within sixty (60) days; or

              15.8. A custodian or receiver is appointed for a substantial part of Sublessee's property or any property essential to the conduct of its business and not discharged within sixty (60) days; or

              15.9. Sublessee commits any other act or omission which constitutes an event of default under Article 18 of the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease.

       16. REMEDIES: In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Article 18 of the Master Lease and by applicable law. Sublessor may resort to its remedies cumulatively or in the alternative.

       17. SURRENDER: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in good condition, in compliance with the Master Lease and Subsection 10.2 hereof, reasonable wear and tear excepted. In no event shall Sublessee have any obligation to remove any alterations or improvements that were not installed in the Subleased Premises by Sublessee. If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all Claims incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate.

       18. BROKER: Sublessor recognizes CB Richard Ellis, Inc. as Sublessee's representing broker and agrees that this broker will be paid by Sublessor a commission of three percent (3%) of gross rentals of the Sublease on a cash-out basis, to be paid one-half upon mutual execution of this Sublease and one-half upon Sublessee's occupancy of the Subleased Premises. Sublessor and Sublessee each represent to the other that they have dealt with no other real estate brokers, finders, agents or salesmen in connection with this transaction. Each party, agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Neither Sublessee nor Master Lessor shall be responsible for payment of any brokerage commission in connection with the transaction contemplated by this Sublease.

       19. NOTICES: Unless at least five (5) days' prior written notice is given in the manner set forth in this Section, the address of each party and Master Lessor for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease (except that the address for payment of Rent is set forth in Subsection 4.1 hereof). All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and either (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (registered or certified, return receipt requested, and postage prepaid). All notices given to Master Lessor under the Master

Lease shall be considered received only when delivered in accordance with the Master Lease to all parties hereto at the addresses set forth below their signatures at the end of this Sublease. Notices shall be deemed effective upon receipt or refusal to accept delivery.

       20. AMENDMENT: This Sublease may not be amended except by the written agreement of Sublessor and Sublessee, with written consent by Master Lessor.

       21. AUTHORITY TO EXECUTE: Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of each party is duly authorized to execute and deliver this Sublease on behalf of that party.

       22. INCORPORATION BY REFERENCE: The terms and conditions of this Sublease shall include the following specifically identified sections of the Master Lease, which are incorporated into this Sublease as if fully set forth, except that: (i) each reference in such incorporated sections to "Lease" shall be deemed a reference to "Sublease"; (ii) each reference to the "Premises" shall be deemed a reference to the "Subleased Premises"; (iii) each reference to "Landlord" and "Tenant" shall be deemed a reference to "Sublessor" and "Sublessee," respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor to Sublessee shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor's reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor's performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, except to the extent a grace period is explicitly provided for herein wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation (except in the event that only five (5) days are granted to Sublessor to cure, in which case Sublessee shall have two (2) fewer days), including, without limitation, curing any defaults (unless otherwise expressly provided in this Sublease); and (vi) with respect to any approval required to be obtained from the "Landlord" under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor's consent is not obtained; provided, however, that Sublessor shall not unreasonably withhold Sublessor's consent to any request of Sublessee which has been consented to in writing by Master Lessor.

              4(II), 5 (EXCLUDING THE FIRST SENTENCE), 6, 7, 8 (EXCLUDING THE FIRST SENTENCE), 9, 11, 12, 13 (EXCEPT THAT THE TERM "LESSOR" IN THE FIRST SENTENCE SHALL READ "MASTER LESSOR"), 14, 15, 17, 18, 21, 22, 25, 27 AND 28.

       23. ASSUMPTION OF OBLIGATIONS: This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. If for any reason the term of the Master Lease is amended or terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be amended or terminated and neither Sublessor nor Master Lessor shall be liable to Sublessee by reason thereof unless such termination is due to the wrongful acts or omissions of Sublessor or Master Lessor, respectively. Sublessee hereby expressly assumes and agrees with respect to Sublessor only (i) to comply with all provisions of the Master Lease which are assumed by Sublessee hereunder, and (ii) to perform all the obligations on the part of the "Tenant" to be performed under the terms of the Master Lease during the term of this Sublease which are assumed by Sublessee hereunder. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.

       24. CONDITIONS PRECEDENT: This Sublease and Sublessor's and Sublessee's obligations hereunder are not effective until the written consent of Master Lessor is obtained. If such written consent has not been received within ten (10) business days of the date of this Sublease, Sublessee may terminate this Sublease upon written notice thereof to Sublessor given not later than fifteen (15) business days after the date of this Sublease, and neither party shall have any continuing obligation to the other with respect to the Premises; provided Sublessor shall return the Security Deposit any other prepaid amounts, if previously delivered to Sublessor, to Sublessee.

       25. SUBLESSOR'S COVENANTS: Except as expressly set forth in this Sublease or required under the Master Lease, Sublessor covenants and agrees that it shall not enter, without the prior written consent of Sublessee, which consent may be withheld in Sublessee's sole discretion, any termination of or amendment to the Master Lease which prevents or materially adversely affects the use by Sublessee of the Subleased Premises in accordance with the terms of this Sublease, materially increases the obligations of Sublessee under this Sublease or materially restricts Sublessee's rights under this Sublease. Sublessor further covenants and agrees that so long as Sublessee is not then in default under this Sublease beyond any applicable notice and cure period, Sublessor will perform and discharge all of its duties and obligations under the Master Lease to the extent that such are not the duty or obligation of Sublessee pursuant to this Sublease.

       26. SUBLESSOR'S REPRESENTATIONS AND WARRANTIES: As an inducement to Sublessee to enter this Sublease, to the Sublessor's actual knowledge, Sublessor represents and warrants with respect to the Subleased Premises that:

              26. 1. The Master Lease is in full force and effect, and there exists under the Master Lease no default or event of default by either Master Lessor or Sublessor, nor has there occurred any event which, with the giving of notice or passage of time, or both, could constitute such a default or event of default.

              26.2. There are no pending or threatened actions, suits or proceedings before any court or administrative agency against Sublessor or against Master Lessor or third parties which could, in the aggregate, adversely affect the Subleased Premises or any part thereof or the ability of Master Lessor to perform its obligations under the Master Lease or of Sublessor to perform its obligations under this Sublease, and Sublessor is not aware of any facts which might result in any such actions, suits or proceedings.

              26.3. There is no pending or threatened condemnation or similar proceeding affecting the Subleased Premises or any portion thereof, and Sublessor has no knowledge that any such action currently is contemplated.

              26.4. Sublessor has not received any notice from any insurance company of any defects or inadequacies in the Subleased Premises or any part thereof which could adversely affect the insurability of the Subleased Premises or the premiums for the insurance thereof.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

 SUBLESSEE                               SUBLESSOR
 ULTRATECH STEPPER, INC., a Delaware     LAM RESEARCH CORPORATION,
 corporation                             a Delaware corporation

 By:  w/s/WILLIAM G. LEUNIS III          By:
    ----------------------------------      ----------------------------------
 Printed Name: William G. Leunis III     Printed Name:
                                                      ------------------------
 Its: Senior VP Finance, CFO             Its:
                                             ---------------------------------
 Address: 16 Jonspin Road                Address: Facilities Department

 Wilmington, MA 01887                           4650 Cushing Parkway
                                                Fremont, California 94538
                                                Attention: Ed Novak
 Telephone:                              Telephone: (510) 659-0200


                                CONSENT TO SUBLEASE

       Master Lessor hereby acknowledges receipt of a copy of this Sublease, and consents to the terms and conditions of this Sublease, but without releasing Sublessor, as "Tenant" under the Master Lease, from its liability under the Master Lease. By this consent, Master Lessor shall not be deemed in any way to have entered into the Sublease or to have waived the provisions of the Master Lease which require Master Lessor's prior written consent to any subsequent assignments or subletting of the Subleased Premises or any portion thereof.

       Master Lessor further agrees that, notwithstanding anything to the contrary in the Master Lease, Master Lessor shall deliver to Sublessee at the Subleased Premises written notices of any defaults under the Master Lease at the same time such written notices are sent to Sublessor as set forth in the Master Lease. Upon default of the Sublessor, Sublessee shall have, in addition to the time granted to Sublessor under the Master Lease, (i) an additional period of five (5) days to cure any monetary default and (ii) an additional period of thirty (30) days to cure any non-monetary default provided that if such default cannot reasonably be cured within such period Sublessee shall have such reasonable period as may be required to cure the default if Sublessee within said thirty (30) day period commences and then in good faith diligently continues to cure the default.

       Master Lessor hereby acknowledges and certifies to Sublessor and Sublessee that: (i) the document attached hereto as EXHIBIT A is a full, true, and correct copy of the Master Lease; (ii) the Master Lease is in full force and effect; (iii) there exists under the Master Lease no default or event of default by either Master Lessor or Sublessor nor has there occurred, to the knowledge of Master Lessor, any event which, with the giving of notice or passage of time, or both, could constitute such a default or event of default, and (iv) none of the existing tenant improvements are required to be removed at the end of the Master Lease Term.

       Master Lessor further acknowledges and agrees that Section 27 of the Master Lease shall not apply to Sublessee or to any of Sublessee's property which is' in the Subleased Premises.

                                MASTER LESSOR:


                                JUDITH A. SPINELLI of Cambridge, Middlesex
                                County, Massachusetts, a proprietorship.

                                By:
                                   ---------------------------------

                                PRINTED

                                Name:
                                     -------------------------------
                                Its:
                                    --------------------------------
                                Address:
                                        ----------------------------

                                        ----------------------------

                                        ----------------------------
                                Attention:
                                          --------------------------
                                Telephone:
                                          --------------------------

                                   EXHIBIT A
                                  MASTER LEASE

                                COMMERCIAL LEASE

In consideration of the covenants herein contained, JUDITH A. SPINELLI of Cambridge Middlesex County, Massachusetts, a proprietorship, hereinafter called LESSOR, does hereby lease to LAM RESEARCH CORPORATION hereinafter called LESSEE, the following described premises, hereinafter called the leased premises: 16 JONSPIN ROAD, WILMINGTON, MA containing approximately 65,240 square feet and 65 JONSPIN ROAD, WILMINGTON, MA containing approximately 19,117 square feet.

TO HAVE AND TO HOLD the leased premises for a term of five years commencing at noon on September 1, 1996 and ending at noon on August 31, 2001 unless sooner terminated as herein provided. LESSOR and LESSEE now covenant and agree that the following terms and conditions shall govern this lease during the term hereof and for such further time as LESSEE shall hold the leased premises.

       1. RENT: LESSEE shall pay to LESSOR base rent at the rate of _____________ for 16 Jonspin Road and __________for 65 Jonspin Road, U.S. dollars per year, drawn on a U.S. bank, payable in advance in monthly installments of $___________ and on the first day in each calendar month in advance, the first monthly payment to be made on or before September 1, 1996, including payment in advance of appropriate fractions of a monthly payment for any portion of a month at the commencement or end of said lease term. All payments shall be made to LESSOR or agent at 745 Concord Ave., Cambridge, MA 02138, or at such other place as LESSOR shall from time to time in writing designate.

       2. SECURITY DEPOSIT: INTENTIONALLY DELETED

       3. USE OF PREMISES: LESSEE use of the leased premises shall include any configuration of a.) all lawful general office purposes, b.) all lawful light industrial purposes, c.) all lawful light manufacturing and light assembly purposes, and d.) all lawful purposes related to the business operations of LESSEE.

       4. ADDITIONAL RENT: LESSEE shall pay to LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leaseable square footage of the building of which the leased premises are a part) of any real estate taxes levied against the land and building of which the leased premises are a part. LESSEE shall make payment within thirty (30) days of written notice including invoice and copy of tax bill from the LESSOR that such taxes are payable, and any additional rent shall be pro-rated should the lease terminate before the end of any tax year. LESSEE's proportionate share of each building should be specified , along with the total rentable area for each such building (See Exhibit D). In the event that said building was not assessed as a completed building as of the aforementioned date, then the base assessment shall be as of the first date when the building is assessed as a completed structure. LESSEE shall not be responsible for late charges arising from LESSOR's late payment of said taxes. LESSOR will charge LESSEE as "Additional Rent" customary as set forth on Exhibit A affixed to this lease and incorporated into its terms of reference common area maintenance ("CAM") charges. Notwithstanding the foregoing, such additional rental charges shall at all times be limited to the following conditions:

       I.) In no event will LESSEE be obligated to pay its pro rata share of any increases in CAM charges in excess of four percent (4.0%) on a non cumulative basis of the previous years base amount for any discrete CAM cost component which is deemed to "reasonably controllable by LESSOR". Within the context of this provision, all CAM charges are deemed to be reasonably controllable by LESSOR except those associated with a.) real estate taxes, b.) common area utilities, c.) and common area insurance premiums. LESSEE shall not be responsible for late charges arising from LESSOR's late payment of real estate taxes.

       II.) LESSEE will directly maintain all base building mechanical systems and electrical service within the Leased Premises. LESSEE's obligation is to maintain building systems or portions of systems which serve the leased premises.

       LESSEE shall provide at its sole cost and expense, or cause to be provided via reasonable service contracts, all normal and customary preventive maintenance to all such building mechanical and electrical systems during the term of the lease. LESSEE also agrees to provide to LESSOR copies of all preventive maintenance agreements entered into with respect to the terms of this paragraph.

       III.) The CAM services which are permitted to be charged to LESSEE during the initial lease term shall be in substantial accordance with EXHIBIT A - CAM SERVICES attached to the lease agreement. The EXHIBIT A -CAM SERVICES specify both the CAM services to be provided to LESSEE and LESSOR's reasonable estimate of what the actual pro-rated CAM costs will be during the first year of the lease term (the "CAM Base Year"). Notwithstanding the forgoing, and for the purposes of projecting the cost of ice and snow removal during the first lease year only, LESSOR will use the averaged time period of "Winter 93/94 and Winter 94/95" for such cost projection. LESSEE will pay to LESSOR as Additional Rent calculated and payable by LESSEE to LESSOR on a quarterly averaged basis, its projected CAM charges during the first year of the lease term based on the projected CAM Base Year. Said CAM costs shall be charged to LESSEE on a prorated basis according to the square footage occupied reflecting the portion of the building occupied by LESSEE.

       IV.) Within ninety (90) days after the end of the first lease year anniversary and continuing on each anniversary thereafter, LESSOR will submit to LESSEE a CAM reconciliation statement which specifies the actual CAM costs incurred for the North Wilmington Industrial Park (EXHIBIT D) in which the premises are a part as compared with the sum of quarterly CAM payments made by LESSEE to LESSOR. To the extent that the sum of quarterly CAM payments made by LESSEE per the CAM Base Year are in excess of the pro-rated actual CAM costs incurred for the Park, LESSOR will provide to LESSEE a rent credit equal to the amount of the overpayment for the next rental period following. Alternatively, if the sum of quarterly CAM payments made by LESSEE per the CAM Base Year are less than the pro-rated actual CAM costs actually incurred by the Park, Lessee will pay to Lessor the full amount of the difference as increased Additional Rent (subject to the provision of 4.I above). LESSEE shall not be obligated to pay to LESSOR any CAM cost pass throughs for any one or more lease years related to costs which are presented to LESSEE within twelve (12) months after the end of any one lease year or portion thereof.

       5. UTILITIES: LESSOR shall provide equipment per LESSOR's building standard specifications to heat the leased premises in season and to cool all areas between May 1 and November 1. LESSEE shall pay all charges for heat and electricity used on the leased premises. LESSEE shall pay LESSOR for all water and sewer use as determined by LESSOR either by a separate water meter serving the leased premises, or as a proportionate share of water and sewer charges for the entire building of which the leased premises are a part if not separately metered. LESSEE shall pay all cost for providing and installing a separate water meter if LESSEE deems necessary. LESSEE also shall pay LESSOR a proportionate share of any other fees and charges relating in any way to water or sewer use at the building. No plumbing, construction or electrical work of any type shall be done without LESSOR's prior written approval which will not be unreasonably withheld, conditioned or delayed and/or the appropriate municipal permit.

       6. COMPLIANCE WITH LAWS: LESSEE acknowledges that no trade, occupation, activity or work shall be conducted in the leased premises or use made thereof which may be unlawful, noisy, offensive, or contrary to any applicable statute, regulation, ordinance or bylaw. LESSEE shall keep all employees working in the leased premises covered with Worker's Compensation Insurance and shall obtain any licenses and permits necessary for LESSEE's occupancy. LESSEE shall be responsible for insuring that it's business operations within the leased premises and any alterations by LESSEE which are allowed hereunder to be in full compliance with any applicable statute, regulation, ordinance or bylaw.

       7. FIRE, CASUALTY, EMINENT DOMAIN: Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within thirty (30) days of the event of casualty of intention to restore the leased premises, or (b) LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking. LESSOR reserves all rights for damages or injury to the leased premises for any taking by eminent domain, except for damage to LESSEE's property or equipment. For the purposes of this lease substantially unsuitable for the intended use means that LESSEE's business activities cannot be consistently carried on for a period of 90 consecutive days. LESSEE may terminate the lease or portion thereof in any affected building in the event that greater than twenty-five (25%) percent of the leased area in such building is rendered un-occupiable or taken via eminent domain for greater than 90 days.

       8. MAINTENANCE OF PREMISES: LESSOR will be responsible to pay at its sole cost and expense for all structural and roof maintenance of the leased premises, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE or LESSEE's operation and chemical, water or corrosion damage from any source due to LESSEE's operation. LESSEE agrees to maintain at its expense all other aspects of the leased premises in substantially the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, normal wear and tear and damage by fire or other casualty only excepted, and whenever necessary, to replace light bulbs, plate glass and other glass therein, acknowledging that the leased premises are now in good order and the light bulbs and glass whole. LESSEE will property control or vent all solvents, degreasers, smoke, odors etc., and shall not cause the area surrounding the leased premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall be solely responsible for any damage to plumbing equipment, sanitary lines, or any other portion of the building. LESSEE shall not knowingly or through acts of negligence permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste, and will not keep animals within the leased premises. All maintenance provided by LESSOR shall be during LESSOR's normal business hours.

       9. ALTERATIONS: Except as provided for in Paragraph 30 herein, LESSEE shall not make structural alterations or additions of any kind to the leased premises, but may make non-structural alterations provided LESSOR consents thereto in writing with such consent not to be unreasonably withheld conditioned or delayed. LESSOR will respond to LESSEE's request for approval on a timely basis and within thirty (30) days. All such allowed alterations shall be at LESSEE's expense and shall conform with LESSOR's construction specifications which are similar and like quality and design as in 16 Jonspin Road. If LESSOR provides any services or maintenance for LESSEE in connection with such alterations or otherwise under this lease, any just invoice will be promptly paid. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. Any alterations or additions shall become part of the leased premises and the property of LESSOR all equipment owned by LESSEE not structurally a component and all trade fixtures owned by LESSEE, shall at all times remain the property of LESSEE subject to LESSEE removing same and restoring any resultant damage to the leased area at the end of the lease term. None of the improvements constructed by LESSOR shall be subject to a restoration obligation on the part of LESSEE. Any alterations completed by LESSOR shall be LESSOR's "building standard" unless noted otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the building of which the leased premises are a part provided that such changes do not materially diminish the aesthetics or operational ease of LESSEE's leasehold interest.

10. ASSIGNMENT OR SUBLEASING: LESSEE shall not assign this lease or sublet or allow any other firm or individual to occupy the whole or any part of the leased premises without LESSOR's prior written consent which shall not be unreasonably withheld, conditioned or delayed. LESSOR will respond to LESSEE's request within thirty (30) days. LESSOR shall not be able to with hold approval for assignment or sublet based on the fact that LESSOR has prime space within the park available for lease. Notwithstanding such assignment or subleasing, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. LESSEE shall pay LESSOR promptly for reasonable legal and administrative expenses incurred by LESSOR in connection with any consent requested hereunder by LESSEE. Such approval shall not be required if such assignment or sublease is to a parent, subsidiary or other organization affiliated with LESSEE. In the event such assignment or sublease shall result in excess profits after reasonable administrative expenses have been deducted, such profits shall be split equally between

LESSEE and LESSOR. Said administrative costs shall not include vacancy, promotional materials, A & E fees, permits or commissions that are related to said sublease.

       11. SUBORDINATION: This lease shall be subject and subordinate to any and all mortgages and other instruments in the nature of a mortgage, now or at any time hereafter, and LESSEE shall, when requested, within thirty (30) days of receipt by LESSEE execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages or other such instruments in the nature of a mortgage. LESSOR shall obtain a non-disturbance agreement for any pertinent mortgagee or future mortgagee the substance of which shall state that LESSEE shall not be disturbed and LESSEE's leasehold interest shall not be diminished in terms of operational or contractual benefits in its possession of the leased premises as long as LESSEE is not in default in the terms of this lease.

       12. LESSOR'S ACCESS: LESSOR or agents of LESSOR may at any reasonable time enter to view the leased premises, to make repairs and alterations as LESSOR should elect to do for the leased premises, the common areas or any other portions of the building of which the leased premises are a part, to make repairs which LESSEE is required but has failed to do after applicable notice and cure period and to show the leased premises to others. LESSOR agrees to give 24 hour notice except for making emergency repairs and be subject to LESSEE's security requirements. LESSOR's access for marketing purposes should be limited to the last six months of the lease term or as soon as LESSEE has given notice of its intention to vacate.

       13. SNOW REMOVAL: The plowing of snow from all roadways, accessways and unobstructed parking and loading areas shall be at the sole responsibility of LESSOR and paid for by LESSEE subject to the provisions of
4.1 herein. The control of snow and ice on all steps serving the leased premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE's agents, representatives, employees, callers of invitees for damage or personal injury resulting in any way from snow or ice an any area serving the leased premises except in the case of negligence or willful misconduct caused by LESSOR.

       14. ACCESS AND PARKING: LESSEE shall have the right without additional charge to use parking facilities provided for the leased premises in common with others entitled to the use thereof. Said parking areas plus any stairs, walkways, elevators or other common areas shall in all cases be considered a part of the leased premises to the extent that they are utilized by LESSEE, or LESSEE's employees, agents, callers or invitees. LESSEE will not obstruct in any manner any portion of the building or the walkways or approaches to said building. LESSEE will use reasonable efforts and LESSEE will not permit any employee or business invitee to violate this or any other covenant or obligation of LESSEE. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked at any time except that construction trailers and dumpsters and equipment on the grounds are expressly permitted and must be removed within ten (10) days of substantial completion of construction. LESSOR shall not be responsible for providing any security services for the leased premises.

       15. FIRE INSURANCE: LESSEE shall not knowingly permit any use of the leased premises which will adversely affect or make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office (or successor), local Fire Department, LESSOR's insurer, or any similar body. LESSEE shall on demand reimburse LESSOR, all extra insurance premiums determined to have been caused by LESSEE's use of the leased premises which currently to LESSOR's knowledge does not adversely effect insurance rates or make insurance voidable.

       16. BROKERAGE: LESSEE warrants and represents to LESSOR that LESSEE has utilized only The Staubach Company as their exclusive representative with respect to this lease and LESSEE agrees to indemnify LESSOR against any brokerage claims arising from an alleged dual representation of LESSEE under this lease. LESSOR warrants and represents to LESSEE that LESSOR has employed Stephen M. Frohn as agent in connection with the letting of the leased premises.

       LESSOR shall pay brokerage commission The Staubach Company as the exclusive representative of LESSEE in the amount of one dollar and eighty eight cents ($1.88) per rentable square foot leased at 16 Jonspin Road and one dollar and & fifty cents ($1.50) per rentable square fact at 65 Jonspin Road. Such commissions shall be due and payable to The Staubach Company and Stephen Frohn in full upon mutual execution and ratification by LESSOR and LESSEE of such a new lease.

       17. SIGNS: LESSOR authorizes, and LESSEE, at LESSEE's expense agrees to erect signage for the leased premises in accordance with the by laws and ordinances of Town of Wilmington for style, size, location, etc. LESSEE shall obtain the prior written consent of LESSOR which shall not be unreasonably withheld or conditioned or delayed before erecting any sign on the leased premises and any permits required by the Town of Wilmington. LESSEE may install comparable signage for 65 Jonspin Road as exists at 16 Jonspin Road subject to local and municipal ordinances. All signage rights are assignable to assignees and/or successors of LESSEE.

       18. DEFAULT AND ACCELERATION OF RENT: In the event that: (a) LESSEE shall default in the observance or performance of any of LESSEE's covenants, agreements, or obligations hereunder, other than substantial monetary payments as provided below, and such default shall not be corrected within ten (10) days after written notice thereof or (b) LESSEE vactes the leased premises, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the leased premises, to declare the term of this lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass, provided such LESSOR entry complies with all applicable statutes and without prejudice to any remedies which might be otherwise used for arrears of rent or other default or breach of the lease. If LESSEE shall default in the payment of the rent taxes, or any substantial invoice for goods and/or services or other sum herein specified, and such default shall continue for ten (10) days after written notice thereof, and, because both parties agree that nonpayment of said sums when due is a substantial breach of the lease, and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then in addition to the foregoing remedies the entire balance of rent which is due hereunder shall become immediately due and payable as liquidated damages. LESSOR, without being under any obligation to do so and without thereby waving any default may remedy same for the account and at the expense of LESSEE. If LESSOR pays or incurs any obligations payment of money in connection therewith such sums paid or obligations incurred plus interest and costs, shall be paid to LESSOR by LESSEE as additional rent. Any sums received by LESSOR from or on behalf of LESSEE at any time shall be applied first to any unamortized improvements completed for LESSEE's occupancy, then to offset any outstanding invoice or other payment due to LESSOR, with the balance applied to outstanding rent. LESSEE agrees to pay reasonable attorney's fees and/or administrative costs incurred by LESSOR in enforcing any or all obligations of LESSEE under this lease at any time provided that LESSOR is the prevailing party. LESSEE shall pay LESSOR interest at the rate of eighteen (18%) percent per annum on any payment from LESSEE to LESSOR which is past due.

       19. NOTICE: Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constables or sent to the leased premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE Attention: Facilities Manager.. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served when served by constable or delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to LESSOR at 745 Concord Ave., Cambridge, MA 02138 or at LESSOR's last designated address. No oral notice or representation shall have any force or effect. Time is of the essence in service of any notice.

       20. OCCUPANCY: in the event that LESSEE takes possession of said leased premises prior to the start of said term, LESSEE will perform and observe all of LESSEE's covenants from the date upon which LESSEE takes possession except the obligation for the payment of extra rent for any period of less than one month. Provided that LESSEE gives to LESSOR not less than six (6) months advance written notice prior to the end of the initial lease term, LESSEE will have a one (1) time right to holdover in the Premises at the end of the initial lease term for three (3) months at 100 % of the then current Base Rent and Additional Rent in effect immediately prior to lease expiration. After the aforementioned three (3) month period, the Base Rent will be 150% of the immediately prior Base Rent and 100 % of the then current Additional Rent in effect immediately prior to the expiration of the holdover period. Holdover thereafter shall be on a month-to-month basis terminable by either party with ninety (90) days prior notice. All other terms of this lease shall remain in effect during this holdover period, it being understood between the parties that such extended occupancy is as a tenant at sufferance and is solely for the benefit and convenience of LESSEE and as such has greater rental value. LESSEE's control or occupancy of all or any part of the leased premise beyond noon an the last day of any monthly rental period shall constitute LESSEE's occupancy for an entire additional month, and increased rent as provided in this section shall be due and payable immediately in advance. LESSOR's acceptance of any payment for LESSEE during such extended occupancy shall not alter LESSEE's status as a tenant at sufferance.

       21. FIRE PREVENTION: LESSEE agrees to use every reasonable precaution against fire and agrees to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment and exit signs and complete any other modifications within the leased premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local Fire Department, or any similar body.

       22. OUTSIDE AREA: No goods, equipment, or things of any type or description shall be held or stored outside the leased premises at any time without prior written consent from LESSOR. Placement of construction trailers and related dumpsters and equipment on the grounds are permitted during construction projects in a designated area and must be removed within ten
(10) days of substantial completion. LESSOR consents to the existing LN 2 Tank and the existing trash compactor unit. Any additional goods equipment or things left outside the leased premises without LESSOR's prior written consent shall be deemed abandoned and may be removed at LESSEE's expense with 30 days prior notice by LESSOR.

       23. ENVIRONMENT: LESSEE will so conduct and operate the leased premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others by reason of odors, smoke, smells, noise, pets, accumulation of garbage or trash, vermin or other pests, and will at its expense employ a professional pest control service if necessary. LESSEE agrees to maintain efficient and effective devices for preventing damage to heating equipment from solvents, degreasers, cutting oils, propellants, etc. which may be present at the leased premises. No hazardous materials or wastes shall be stored, disposed of, or allowed to remain at the leased premises at any time, and LESSEE shall be solely responsible for any and all corrosion or other damage associated with the use, storage and/or disposal of same by LESSEE. LESSOR recognizes the LESSEE uses and stores on site certain controlled and hazardous substances in the ordinary course of its business and such continued use will at all times be permitted subject to all local, state, and federal laws copies of permits and licenses shall be delivered to LESSOR upon receipt.

       24. RESPONSIBILITY: Except in the case of negligence, willful misconduct of breach of lease by LESSOR, LESSOR shall not be held liable to anyone for loss or damage caused in any way by the use, leakage, seepage or escape of water from any source, or for the cessation of any service rendered customary to said premises or buildings, or agreed to by the terms of this lease, due to any accident, the making of repairs, alterations or improvement, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel electricity, service or supplies from the sources from which they are usually obtained for said building or any cause beyond LESSOR's immediate control. Not withstanding the forgiving LESSOR agrees to use its reasonable best efforts to restore such services to the leased premises in a prompt and timely manner.

       25. SURRENDER: LESSEE shall at the termination of this lease remove all of LESSEE's goods and effects from the leased premises. LESSEE shall deliver to LESSOR the leased premises and all keys and locks thereto, all fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the leased premises, whether completed by LESSEE, LESSOR or others, including but not limited to any offices partitions, window blinds, floor coverings (including computer floors), plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, air or gas distribution piping, compressors, overhead cranes, hoists, trolleys or conveyors, counters, shelving or signs attached to walls or floors, all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, transformers, distribution panels, raceways, outlets and disconnects, and furnishings or equipment which have been bolted, welded, nailed, screwed, glued or otherwise attached to any wall, floor or ceiling, or which have been directly wired to any portion of the electrical system or which have been plumbed to the water supply, drainage or venting systems serving the leased premises. LESSEE shall deliver the leased premises sanitized and/or decontaminated from any chemicals or other contaminants, and broom clean and in the same condition as they were at the commencement of this lease or any prior lease between the parties for the leased premises, or as they were modified during said term with LESSOR's written consent reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE's failure to remove any LESSEE's property from the leased premises upon termination of the lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control, or to sell at public or private sale (without notice), any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such abandoned property. In no case shall the leased premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties, notwithstanding the delivery of any keys to LESSOR.

       26. GENERAL: (a) The invalidity or unenforceability of any provision of this lease shall not affect or render invalid or unenforceable any other provision hereof (b) The obligations of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable only for obligations occurring while current LESSOR, OWNER, or master LESSEE are owners of the premises. (c) Any action or proceeding arising out of the subject matter of this lease shall be brought by LESSEE within one year after the cause of action has accrued and only in a court of the Commonwealth of Massachusetts. (d) If LESSOR is not the owner (OWNER) of the leased premises, LESSOR represents that said OWNER has agreed to be bound by the terms of this lease unless LESSEE is in default hereof.
(e) This lease is made and delivered in the Commonwealth of Massachusetts and shall be interpreted, construed, and enforced in accordance with the laws thereof. (f) This lease was the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between said parties. No other oral or written representation shall have any effect hereon, and this agreement may not be altered, extended or amended except by written agreement attached hereto or as otherwise provided herein. (g) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the leased premises for LESSEE's intended use. (h) LESSEE agrees that if LESSOR does not deliver possession of the leased premises as herein provided for any reason, LESSOR shall not be liable for any damages to LESSEE for such failure, but LESSOR agrees to use reasonable efforts to deliver possession to LESSEE at the earliest possible date, and a proportionate abatement of rent for such time as LESSEE may be deprived of possession of said leased premises shall be LESSEE's sole remedy. (i) Neither the submission of this lease form, not the prospective acceptance of the security deposit and/or rent shall constitute a reservation of or option for the leased premises, or an offer to lease, it being expressly understood and agreed that this lease shall not bind either party in any manner whatsoever until it has been executed by both parties. (j) LESSEE shall not be entitled to exercise any option contained herein if LESSEE is in default of any terms or conditions hereof. (k) The headings in this lease are for convenience only and shall not be considered part of the terms hereof. LESSEE's trade fixtures shall not be construed to be a part of this paragraph. All improvements constructed by LESSOR shall not be subject to restoration.

       27. SECUIUTY AGREEMENT: LESSEE hereby grants LESSOR a continuing security interest in all existing or hereafter acquired property of LESSEE which is in the leased premises to secure the payment of rent, the cost of leasehold improvements, and the performance of any other obligations of LESSEE under this lease. Default in payment or performance of any of LESSEE's obligations hereunder is a default under this Security Agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a Secured Party under the Uniform Commercial Code. LESSEE also agrees to execute a UCC-1 Financing Statement and any other financing agreement required by LESSOR in connection with this security interest.

28. WAIVERS, ETC.: No consent or waiver, express or implied, by LESSOR, or LESSEE to or of any breach of any covenant, condition or duty of LESSEE or LESSOR shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons, several corporations or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

       29.    ADDITIONAL PROVISIONS:
       29.1   LESSOR FUNDED WORK TO THE PREMISES -16 JONSPIN ROAD
              (a) None. Premises to be lease "as-is". (b) Notwithstanding the foregoing in (a) above, LESSOR will at all times during the initial lease term be responsible, at its sole cost and expense, for repairs and maintenance of 1.) base building structural systems 2.) roof system, and 3.) base building mechanical and electric systems, (c) It is agreed that with respect to all construction work to be done in the Premises that does not involve specialty technical expertise uniquely related to LESSEE's business, that LESSOR acting as a general contractor will be notified by Lessee of such planned work and be invited to competitively bid on all such planned construction work. While Tenant will in no event be obligated to award any such work to Lessor Lessee agrees to give Lessor fair and objective consideration for the award of such work that does not involve specialty technical expertise uniquely related to LESSEE's business.
       29.2 (a) LESSOR agrees to use its best efforts to assist LESSEE in securing local and/or municipal approvals for an expansion to the base building per LESSEE's concept drawings attached hereto as EXHIBIT B - TENANTS BUILDING ENPANSION. To the extent that such approval is achieved, LESSOR agrees to work in good faith with LESSEE to develop and approve plans and specifications to undertake such expansion to the base building.
              (b) Such base building expansion is to be undertaken in substantial accordance with to-be-developed building plans which are to be jointly created by LESSOR and LESSEE and reasonably approved by LESSOR. LESSEE will provide and manage all planning and construction services related to such expansion. LESSOR will respond to LESSEE's request for plan approval within ten (10) days. (c) All costs related to planning and construction such building expansion are to borne solely by LESSEE.
              (d) In consideration of 29.2c above, LESSOR shall not assess on LESSEE any rental charge, CAM charge, use charge, or any other charge related to LESSEE construction and use of the expansion area during the initial leased term or during subsequent renewal periods. Notwithstanding the forgoing, LESSEE will pay as Additional Rent any increased real estate taxes that are assessed on Park or Leased Premises as a result of such new construction undertaken by LESSEE. (e) It agreed that with respect to all construction work to be done in the Premises that does not involve specialty technical expertise uniquely related to LESSEE's business, that LESSOR acting as a general contractor will be notified by LESSEE of such planned work and be invited to competitively bid on all such planned construction work. While LESSEE will in no event be obligated to award such work to LESSOR, LESSEE agrees to give to LESSOR fair and objective consideration for the award of such work that does not involve specialty technical expertise uniquely related to LESSEE's business.
              (f) It is agreed and understood that LESSOR may elect at its sole discretion, to have LESSEE remove the subject expansion to the base building and restore the building and the site to substantially its similar condition as existed prior to the construction of such expansion area. LESSOR's right hereunder shall commence when LESSEE's lease or renewal period terminates. All costs associated with such removal and restoration shall be borne solely by LESSEE. This provisions of paragraph 29.2e. above apply under this provision.
       29.3 LESSOR FUNDED WORK - 65 JONSPIN READ (a) As part of and included in the Base Rent, Lessor shall provide to Lessee a refurbishment allowance of two dollars and fifty cents ($2.50) per rentable square foot ($47,792.25) to be used to perform any refurbishment items required by Lessee in the Premises. Such funds shall be made available to Lessee by Lessor as of the date that Lessor and Lessee have mutually executed and ratified a legally binding agreement. (b) Lessor will at all times during the initial lease term be responsible, at its sole cost and expense for repairs and maintenance of 1.) base building structural system, 2.) roof system, and 3.) base building mechanical and electric systems, (c) same as 29.2 above.

       29.4 LESSEE FUNDED INTERIOR RENOVATIONS (a) LESSOR agrees to use its best efforts to assist LESSEE in securing local and/or municipal approvals for the contemplated interior renovations to the premises. (b) Such interior renovations are to be undertaken in substantial accordance with developed renovation plans which are to be created by LESSEE and reasonably approved by LESSOR. LESSEE will provide and manage all planning and construction services related to such expansion. (c) All costs related to planning and constructing such renovations are to borne solely by LESSEE notwithstanding the provisions above, except as provided above in 29.3.

       29.5 Lessee shall have the Right of First Refusal on all other space controlled and/or owned by LESSOR in the Park which may become available during the lease term or any extensions thereto at a Base Rent equal to the lessor of 1.) 95% of then current market leasing rate being offered to prospective tenants or 2.) the then current Base Rent in effect for LESSEE plus one dollar ($1.00) per square foot. LESSEE shall have five (5) business days from the date of notice of space availability by LESSOR to LESSEE to elect to lease such additional space. LESSOR shall have no responsibility to the Staubach Company for any future commissions regarding LAM Research Corporation with regards to additional space.

       29.6 LESSEE shall have the right to renew the lease for one(1) additional five (5) year term at 95% of the then prevailing Fair Market Value including adjustment being made for all applicable market concessions and transaction expense for comparable industrial real estate locate in Wilmington, Massachusetts. A three (3) broker arbitration method shall be used for renewal rent determination if LESSOR and LESSEE fail to agree on fair market rental rate.

       29.7 It is hereby understood and agreed that LESSOR agrees subject to plan approval by LESSOR and the Town of Wilmington to allow LESSEE to construct additional mezzanine level office space of approximately 6,600 square feet to be determined when construction is completed at 65 Jonspin Road. In consideration of LESSEE paying one hundred percent (100%) of the cost of construction and improvements, LESSOR will not charge LESSEE rent for this space during the initial term of this lease. However, during the renewal and/or extension of this lease the rental rate for the newly constructed mezzanine level space and only this space shall be added to the base rent at a pre determined rate of $5.25 per square foot. LESSEE will be responsible for all additional CAM costs for this space during the initial term and/or any extensions thereof.

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and common seals and intended to be legally bound hereby this ___day of _____________19____.

 LESSOR:                                 LESSEE:
 By:                                     By:
    ------------------------------------    -----------------------------------
                Judith A Spinelli, Owner                               President

                                     EXHIBIT A
                          COMMON AREA MAINTENANCE CHARGES


To help determine the common area base charges an average of snow plowing costs were taken from the Winter of 93/94 and the Winter of 94/95. In addition, the current contracts from Lam Research were also taken into consideration therefore the following price structure will be in effect for the new lease term.

 Landscaping                         .18p.s.f
 Snowplowing                         .15p.s.f.
 Insurance
 Real Estate Taxes                   Tenant's Responsibility